Exhibit 3

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $.001 per share, of Avenex Corporation, a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 24, 2005	KINGS ROAD INVESTMENTS LTD.

By Polygon Investment Partners LLP, its investment manager

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON GLOBAL OPPORTUNITIES MASTER FUND

By Polygon Investment Partners LLP, its investment manager

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON INVESTMENTS LTD.

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON INVESTMENT MANAGEMENT LIMITED

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON INVESTMENT PARTNERS LLP

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON INVESTMENT PARTNERS LP

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005	POLYGON INVESTMENT PARTNERS GP, LLC

	By	/s/ Paddy Dear
Name: Paddy Dear
Title: Principal

Date: May 24, 2005		/s/ Reade Griffith
Reade Griffith

Date: May 24, 2005		/s/ Alexander Jackson
Alexander Jackson

Date: May 24, 2005		/s/ Paddy Dear
Paddy Dear